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DIRECTORS AND SENIOR OFFICERS

NEW JERSEY RESOURCES CORPORATION SUBSIDIARIES




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NEW JERSEY NATURAL GAS               HUGO C. BOTTINO, 45                           NJR ENERGY CORPORATION
COMPANY                              Vice President,
                                     Human Resources (1981)                        LAURENCE M. DOWNES, 40
Directors                                                                          President (1985)
BRUCE G. COE                         FRANCIS X. COLFORD, 45
Laurence M. Downes                   Vice President & Controller (1978)            GLENN C. LOCKWOOD, 36
Warren R. Haas                                                                     Chief Financial Officer &
Lester D. Johnson                    DAVID M. KLUCSIK, 42                          Treasurer (1988)
Dorothy K. Light                     Vice President,
                                     Government Affairs (1984)                     OLETA J. HARDEN, 48
Senior Officers                                                                    Secretary (1984)
LAURENCE M. DOWNES, 40               MARY ANN MARTIN, 62
Chairman of the Board &              Vice President,                               JAY B. CORN, 38
Chief Executive Officer (1985)       Consumer & Community Relations                Vice President,
                                     (1959)                                        Finance & Business Services (1990)
GARY A. EDINGER, 47
Senior Vice President,               KEVIN A. MOSS, 47                             COMMERCIAL REALTY &
Energy Delivery (1972)               Vice President,                               RESOURCES CORP.
                                     Regulatory Affairs (1990)
OLETA J. HARDEN, 48                                                                JOHN LISHAK, JR., 57
Senior Vice President &              DEBORAH G. ZILAI, 44                          President (1981)
Corporate Secretary (1984)           Vice President, Information Systems
                                     & Services (1996)                             GLENN C. LOCKWOOD, 36
TIMOTHY C. HEARNE, 41                                                              Vice President, Chief Financial Officer
Senior Vice President, Financial     NEW JERSEY NATURAL ENERGY                     & Treasurer (1988)
& Administrative Services (1985)     COMPANY
                                                                                   OLETA J. HARDEN, 48
THOMAS J. KONONOWITZ, 55             LAURENCE M. DOWNES, 40                        Secretary (1984)
Senior Vice President,               President (1985)
Marketing Services (1963)
                                     GLENN C. LOCKWOOD, 36
JOSEPH P. SHIELDS, 40                Chief Financial Officer &
Senior Vice President,               Treasurer (1988)
Energy Services (1983)
                                     OLETA J. HARDEN, 48
WAYNE K. TARNEY, 56                  Secretary (1984)
Senior Vice President,
Customer Services (1996)             JAY B. CORN, 38
                                     Vice President,
                                     Finance & Business Services (1990)

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